Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GUARDIAN 8 HOLDINGS THAT SUCH REGISTRATION IS NOT REQUIRED.

TERM NOTE

DATED: January 24, 2013

FOR VALUE RECEIVED, GUARDIAN 8 HOLDINGS, a Nevada corporation (the “Borrower”), hereby promises to pay to C. Stephen Cochennet (the “Holder”) or its registered assigns or successors in interest, on order, the sum of Fifty Thousand Dollars ($50,000)(the “Principal Amount”) together with any accrued and unpaid interest hereon, on April 24, 2013 (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

1. Interest Rate.  Interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to twelve percent (12%) per annum.  Interest on the Principal Amount shall be payable in full on the Maturity Date, whether by acceleration or otherwise.  In the event of the redemption or conversion of all or any portion of the Principal Amount, accrued interest on the amount so redeemed or converted shall be paid on the date of redemption or conversion, as the case may be.

2. Payment of Principal Amount.   The Borrower shall pay the Holder the entire Principal Amount of this Note, if not earlier redeemed, on the Maturity Date in one lump sum payment.

3. Optional Redemption of Principal Amount.  The Borrower will have the option of prepaying the outstanding Principal Amount (“Optional Amortizing Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (the “Redemption Amount”) on the Redemption Payment Date (as defined below).  The Borrower shall deliver to the Holder a notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be not less than seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”).  On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder.  In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void.

4. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.  In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the “Default Payment”).  The Default Payment shall be first applied to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

The occurrence of any of the following events is an “Event of Default”:

i.
Failure to Pay Principal, Interest or other Fees.  The Borrower fails to pay when due any installment of principal or interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii.
Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii.
Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv.
Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

5. Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6. Notices.  Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Borrower at: Guardian 8 Holdings, 15230 N. 75th Street, Suite 1002, Scottsdale, Arizona  85260, facsimile number 913-317-8858 and to the Holder at the address and facsimile number set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

7. Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

8. Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

9. Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada.  Both parties agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

10. Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 24th day of January, 2013.

GUARDIAN 8 HOLDINGS

By: /s/ Kathleen Hanrahan
      Kathleen Hanrahan, Chief Financial Officer

HOLDER:

/s/ C. Stephen Cochennet
C. Stephen Cochennet

Address: 12101 NW Crooked Road, Parkville, Missouri  64152